Exhibit 10.29
AMENDMENT TO AGREEMENTS

This Amendment to the Commercial Business Loan Agreement and related Security Agreement and Promissory Note, as of August 29, 2008, is made by and between Thermo Credit, LLC (hereinafter referred to as the “Secured Party”) and Onstream Media Corporation (“Debtor”), who hereby agree as follows:

WHEREAS, Secured Party and Debtor entered into a Commercial Business Loan Agreement, a Security Agreement and a Promissory Note (hereinafter the “Agreements”) dated as of December 28, 2007 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreements);

WHEREAS, the Secured Party and Debtor desire to amend the Agreements to modify certain terms and dates included in the original Agreements;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Debtor and Secured Party hereby mutually enter into this Amendment to the Agreements as follows:

1.	The Principal Amount as reflected in the Agreements dated December 28, 2007 are hereby changed from $1,000,000.00 (One million dollars) to $1,600,000.00 (One million six hundred thousand dollars).

2.	Debtor hereby certifies that, except as previously waived by Secured Party:

a.	all of the representations and warranties contained in the Agreements are true and correct as of the date thereof;
b.	the Debtor is not in default under the Agreements;
c.	no event of default has occurred and is continuing;
d.	Debtor has not breached any covenant contained in the Agreements; and
e.	the Agreements are in full force and effect as of the date hereof.

3.	Except as set forth above, all of the remaining terms, provisions and conditions of the Agreements shall remain in full force and effect.

4.
Simultaneous with Debtor’s execution of this Amendment, Debtor will pay to Secured Party a $12,000.00 (2% of increased commitment) Commitment Fee on the increased amount of the Principal commitment, such amount being paid in two equal installments, the first upon execution of this Amendment, and the second on the first anniversary of the Agreement

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

SECURED PARTY:
THERMO CREDIT, LLC

By:	/s/ Jack V. Eumont, Jr.

Name:	Jack V. Eumont, Jr.

Title:	Executive Vice President

DEBTOR:
ONSTREAM MEDIA CORPORATION

By:	/s/ Randy Selman

Name:	Randy Selman

Title:	CEO